                                                                   Exhibit 10.20


                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

                          CASE NO. 99-6181-CIV-GONZALEZ

SANDS POINT PARTNERS, L.P.,
et al., on behalf of themselves and
all others similarly situated,

         Plaintiffs,
vs.

PEDIATRIX MEDICAL GROUP, INC.,
ROGER J. MEDEL, KARL B. WAGNER,
and LAWRENCE M. MULLEN,

         Defendants.


--------------------------------------/


                     STIPULATION AND AGREEMENT OF SETTLEMENT

         This stipulation and agreement of settlement (the "Stipulation"), dated as of February 7, 2002, is made and entered into by and among lead plaintiffs, Florida State Board of Administration, Louisiana State Employees' Retirement System and New Orleans Employees' Retirement System (collectively referred to herein as the "Lead Plaintiffs"), by and on behalf of themselves and the other members of the Class (as hereinafter defined), and defendants, Pediatrix Medical Group, Inc. ("Pediatrix" or the "Company"), Roger J. Medel, Karl B. Wagner, and Lawrence M. Mullen (the "Individual Defendants") (the Individual Defendants and Pediatrix are collectively referred to herein as "Defendants"), by and through their respective counsel.

         WHEREAS:

         a. Beginning on or about February 16, 1999, a number of class action complaints were filed in the above Court concerning the publicly traded securities of Pediatrix (the "Pediatrix Class Actions"). The Pediatrix Class Actions alleged violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule lOb-5 promulgated thereunder. By Order of Consolidation dated June 24, 1999, ten actions were consolidated (hereinafter referred to as the "Action"). By Order dated July 6, 1999, Florida State Board of Administration, Louisiana State Employees' Retirement System, New Orleans Employees' Retirement System, and Jacksonville Police & Fire Pension Fund were designated as Lead Plaintiffs pursuant to Section 21D(a)(3)(B) of the Exchange Act (as amended)1 and the law firms of Burt & Pucillo, LLP and Bernstein Litowitz Berger & Grossmann LLP were appointed Co-Lead Counsel for Plaintiffs and the Class.2

         b. A Consolidated Amended Class Action Complaint was filed in the Action on or about August 20, 1999. On or about October 7, 1999, Defendants moved to dismiss the Consolidated Amended Class Action Complaint. On January 19, 2000, Defendants' motion to dismiss was granted with leave for Lead Plaintiffs to replead.

         c. The Second Amended Consolidated Class Action Complaint (the "Complaint"), filed in the Action on or about February 3, 2000, generally alleges, among other things, that during the Class Period (hereinafter defined) Pediatrix engaged in unlawful billing practices, which practices caused Pediatrix's reported revenues, earnings and accounts receivable for that period to be overstated thereby artificially inflating the price of Pediatrix common stock, and that those practices were contrary to the Company's affirmative public statements regarding its billing practices.



-------------------

1 On or about October 16, 2001, with the agreement of Defendants, Jacksonville Police & Fire Pension Fund moved to withdraw as a Lead Plaintiff in the Action, which motion was granted on or about October 29, 2001.

2 Effective July 1, 2001, the firms of Berman DeValerio & Pease, LLP, Berman DeValerio Pease & Tabacco, P.C., and Burt & Pucillo, LLP merged their practices. The combined firm is now known as Berman DeValerio Pease Tabacco Burt & Pucillo.

         d. The Complaint further alleges that Lead Plaintiffs and the other Class members purchased the common stock or call options and sold put options on Pediatrix's common stock during the Class Period at artificially inflated prices and were damaged as a result of Defendants' dissemination of false and misleading statements regarding Pediatrix in violation of sections 10(b) and 20(a) of the Exchange Act and Rule l0b-5 promulgated thereunder.

         e. On or about June 6, 2000, the Court denied Defendants' motion to dismiss the Complaint. On or about June 26, 2000, the Defendants' Answer was filed denying the substantive allegations of wrongdoing in the Complaint.

         f. The parties thereafter commenced fact discovery. Throughout the second half of the year 2000 and most of 2001, the parties engaged in extensive discovery. Over 200,000 pages of documents were reviewed and over twenty-five depositions were taken. The parties concluded fact discovery and virtually all expert discovery. Various discovery motions, a motion for summary judgment and motions in limine were filed, briefed and ruled upon by the Court.

         g. On or about September 15, 2000, Lead Plaintiffs filed their motion for class certification, which was unopposed by Defendants. On November 6, 2000, the Court granted Lead Plaintiffs' motion for class certification, and certified, pursuant to Fed. R. Civ. P. 23(a) and (b)(3), a class consisting of: all persons who purchased Pediatrix Medical Group, Inc. common stock, purchased Pediatrix call options, or sold Pediatrix put options between March 31,1997 and April 2, 1999, inclusive. Excluded from the Class are Pediatrix, its subsidiaries and affiliates, the Individual Defendants, members of the immediate families of each of the Individual Defendants, and any entities in which any of the Defendants has a controlling interest, and the legal representatives, heirs, successors, affiliates or assigns of any of the foregoing excluded persons and entities. On or about May 23, 2001, the Court approved the proposed Notice of Pendency of Class Action to the Class and the Summary Notice of Pendency of

Class Action for publication. Notice of class certification was provided to Class members in accordance with the provisions of the May 23, 2001 Order.

         h. A Joint Pretrial Stipulation was filed on or about September 1, 2001, a pretrial conference was held with the Court on November 19, 2001 and trial of this action was scheduled to commence on January 14, 2002.

         i. On or about December 13, 2001, the parties entered into a Memorandum of Understanding ("MOU"), memorializing their agreement in principle to settle the Action, subject to Court approval, on the terms set forth therein. Among other things, the MOU provides that Defendants shall pay or cause to be paid to the Class, in settlement of the claims against them, the sum of $12,000,000 (twelve million dollars), to be deposited into an interest bearing account designated by Co-Lead Counsel within ten (10) business days of preliminary approval of the Stipulation, or ten (10) business days after Lead Plaintiffs furnish payment instructions for the settlement account to Defendants' counsel, whichever occurs last. In exchange for this consideration, Lead Plaintiffs agreed, upon final approval of the Settlement, to dismiss the Action with prejudice and to release all claims, known and unknown, arising out of the purchase or acquisition of Pediatrix common stock and Pediatrix call options and the sale of Pediatrix put options during the Class Period and relating to the allegations of the Complaint, which have been or could have been asserted by any member of the Class in the Action against the Defendants and various other related parties. Defendants agreed to release Plaintiffs, the members of the Class and their counsel from any claims relating to the institution, prosecution or settlement of the Action.

         j. Defendants deny any wrongdoing whatsoever and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Defendant with respect to any claim of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants could have asserted. Defendants assert that they complied with all applicable laws and regulations and deny that they have committed any act or omission giving rise to any liability and/or violation of law and state that they are entering into this Settlement to eliminate the burden and expense of further litigation.

         k. Lead Plaintiffs' Co-Lead Counsel conducted an investigation relating to the claims and the underlying events and transactions alleged in the Complaint and assert that the allegations they pursued in this Action are meritorious. Among other things, Lead Plaintiffs' Co-Lead Counsel analyzed the public records and evidence adduced during pretrial discovery and researched the applicable law with respect to the claims of Lead Plaintiffs and the other members of the Class against Defendants and the potential defenses thereto.

         l. Lead Plaintiffs, with and through their counsel, conducted discussions and arms'-length negotiations, including mediations, with counsel for and representatives of Defendants to determine if the Action could be compromised and settled achieving the best relief possible consistent with the interests of the Class.

         m. Based on their investigation and pretrial discovery as set forth above, Lead Plaintiffs and their counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Lead Plaintiffs and the other members of the Class, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that Lead Plaintiffs and the other members of the Class will receive from settlement of the Action, (b) the attendant risks of continued litigation, especially in complex actions such as this Action, as well as the difficulties and delays inherent in such litigation, and
(c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

         NOW THEREFORE, without any admission or concession on the part of Lead Plaintiffs of any lack of merit of the Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Defendants, it is hereby

         STIPULATED AND AGREED, by and among the parties to this Stipulation, through their respective attorneys, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto from the Settlement, that all Released and Settled Claims (as defined below) as against the Released Parties (as defined below) and all Released and Settled Defendants' Claims (as defined below) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:

                              CERTAIN DEFINITIONS

         1. As used in this Stipulation, the following terms shall have the following meanings:

                  (1) "Class" and "Class Members" means Lead Plaintiffs and all other persons or entities who purchased the common stock of Pediatrix or purchased Pediatrix call options or sold Pediatrix put options during the period between March 31, 1997 and April 2, 1999, inclusive (the "Class Period"). Excluded from the Class are Defendants herein and the members of the Individual Defendants' immediate families, any entity in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by any Defendant, and their legal representatives, heirs, affiliates, successors and assigns of any of the excluded persons or entities.

Also excluded from the Class are any putative Class Members who excluded themselves by filing a request for exclusion in accordance with the requirements set forth in the Notice of Pendency of Class Action.

                  (2) "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.

                  (3) "Class Period" means the period of time between March 31, 1997 and April 2, 1999, inclusive.

                  (4) "Complaint" means the Second Consolidated Amended Class Action Complaint filed on or about February 3, 2000.

                  (5) "Effective Date of Settlement" or "Effective Date" means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in ss.23 below.

                  (6) "Defendants" means Pediatrix Medical Group, Inc., Roger J. Medel, Karl B. Wagner and Lawrence M. Mullen.

                  (7) "Defendants' Counsel" means the law firms of Davis Polk & Wardwell and Hunton & Williams.

                  (8) "Individual Defendants" means Roger J. Medel, Karl B. Wagner and Lawrence M. Mullen.

                  (9) "Notice" means the Notice of Proposed Settlement of Class Action, Settlement Fairness Hearing, and Right to Share in Settlement Fund, which is to be sent to members of the Class substantially in the form attached hereto as Exhibit 1 to Exhibit A.

                  (10) "Order and Final Judgment" means the proposed order to be entered approving the Settlement substantially in the form attached hereto as Exhibit B.

                  (11) "Order for Preliminary Approval of Settlement" means the proposed Preliminary Order in Connection with Settlement Proceedings preliminarily approving the Settlement and directing notice thereof to the Class substantially in the form attached hereto as Exhibit A.

                  (12) "Plaintiffs" means the Lead Plaintiffs, Jacksonville Police & Fire Pension Fund, and all of the non-lead plaintiffs named in the Complaint.

                  (13) "Plaintiffs' Counsel" means Plaintiffs' Co-Lead Counsel and all other counsel appearing on the Complaint.

                  (14) "Plaintiffs' Co-Lead Counsel" means the law firms of Berman DeValerio Pease Tabacco Burt & Pucillo and Bernstein Litowitz Berger & Grossmann LLP.

                  (15) "Publication Notice" means the Summary Notice of Proposed Settlement and Settlement Hearing for publication substantially in the form attached as Exhibit 3 to Exhibit A.

                  (16) "Recognized Claim" means the amount of an Authorized Claimant's loss that is determined by the Claims Administrator to be compensable under the Plan of Allocation.

                  (17) "Released Parties" means Pediatrix, the Individual Defendants, and each of their past or present subsidiaries, parents, successors, predecessors, insurers, reinsurers, officers, directors, shareholders, employees, agents, advisors, investment advisors, attorneys, auditors, accountants, heirs, beneficiaries, and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants and the legal representatives, heirs, successors in interests or assigns of the Defendants.

                  (18) "Released and Settled Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and Unknown Claims, that have been or could have been or could be asserted in any forum by Plaintiffs or any of the other Class Members against any of the Released Parties which arise out of or relate in any way to the following during the Class Period: (1) the purchase of Pediatrix common stock; the purchase of Pediatrix call options; or the sale of Pediatrix put options; and (2) the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth or referred to in the Complaint.

                  (19) "Released and Settled Defendants' Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and Unknown Claims that have been or could be asserted in any forum by Pediatrix and the Individual Defendants, the Released Parties or any of them or the successors and assigns of any of them against any of the Plaintiffs, the Jacksonville Police & Fire Pension Fund, other Class Members or their attorneys, which arise out of or relate in any way to the institution or prosecution of the Action.

                  (20) "Settlement" means the settlement contemplated by this Stipulation.

                  (21) "Claims Administrator" means The Garden City Group, Inc., selected by Plaintiffs' Co-Lead Counsel subject to approval of the Court which shall administer the Settlement.

                  (22) "Unknown Claims" means any and all Released and Settled Claims which any Lead Plaintiff or other Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties, and any Released and Settled Defendants' Claims which any Defendant does not know or suspect to exist in his or its favor, which if known by him or it might have affected his or its decision(s) with respect to the Settlement. With respect to any and all Released and Settled Claims and Released and Settled Defendants' Claims, the parties stipulate and agree that, upon the Effective Date, Lead Plaintiffs and Defendants shall expressly, and each Class Member shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code ss. 1542, which provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Plaintiffs and the Defendants acknowledge, and the other Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of "Unknown Claims" in the definition of Released and Settled Claims and Released and Settled Defendants' Claims was separately bargained for and each was a key element of the Settlement.

SCOPE AND EFFECT OF SETTLEMENT

         2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action and any and all Released and Settled Claims as against all Released Parties and any and all Released and Settled Defendants' Claims.

         3. (1) By operation of the Order and Final Judgment, upon the Effective Date of this Settlement, Lead Plaintiffs and the other members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall, with respect to each and every Released and Settled Claim, release and forever discharge, and shall forever be enjoined from prosecuting, any Released and Settled Claims against any of the Released Parties.

            (2) By operation of the Order and Final Judgment, upon Effective Date of this Settlement, Pediatrix and each Individual Defendant, on behalf of himself, his executor, administrator and the Released Parties, shall release and forever discharge each and every of the Released and Settled Defendants' Claims, and shall forever be enjoined from prosecuting any Released and Settled Defendants' Claims.

THE SETTLEMENT CONSIDERATION

         4. (1) Defendants shall deposit or cause to be deposited within ten
(10) business days of entry of the Order for Preliminary Approval of Settlement or within ten (10) business days after Lead Plaintiffs furnish payment instructions for the Settlement Account to Defendants' Counsel, whichever last occurs, the total sum of $12,000,000 by wire transfer or check into an interest-bearing escrow account (the "Settlement Amount" or "Settlement Fund").

            (2) The Settlement Amount and any interest earned thereon shall be the Gross Settlement Fund. The Gross Settlement Fund, net of any Taxes (as defined below) on the income thereof, shall be used to pay (i) the Notice and Administration Costs referred to in P. 7 hereof, (ii) the attorneys' fee and expense award referred to in P. 8 hereof, (iii) the remaining administration expenses referred to in P. 11 hereof. The balance of the Gross Settlement Fund after the above payments shall be the Net Settlement Fund that shall be distributed to the Authorized Claimants as provided in P. P. 12-14 hereof. Any sums required to be held in escrow prior to the Effective Date shall be held by Plaintiffs' Co-Lead Counsel as Escrow Agents for the Settlement Fund. All funds held by the Escrow Agents shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to Defendants pursuant to this Stipulation and/or further order of the Court. The Escrow Agents shall invest any funds in excess of $100,000 in short term United States Agency or Treasury Securities, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $100,000 may be held in an interest-bearing account insured by the FDIC. The parties hereto agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation ss. 1.468B2(k)(3), Plaintiffs' Co-Lead Counsel shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund any Taxes owed with respect to the Settlement Fund. Plaintiffs' Co-Lead Counsel shall indemnify and hold harmless the Released Parties for any liability for Taxes or Tax Expense. Counsel for Defendants agree to provide promptly to the Escrow Agents the statement described in Treasury Regulations ss. 1.468B3(e).

         5. All (i) taxes on the income of the Settlement Fund, and (ii) expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively "Taxes") shall be paid out of the Settlement Fund, shall be considered to be a cost of administration of the Settlement and shall be timely paid by the Escrow Agents without prior Order of the Court. The Escrow Agents shall inform counsel for Defendants of such tax payments.

ADMINISTRATION

         6. The Claims Administrator shall administer the Settlement under Plaintiffs' Co-Lead Counsel's supervision and subject to the jurisdiction of the Court. Defendants and their counsel shall have no role in or responsibility for administering the Settlement, reviewing or challenging claims submitted, and shall have no liability to the Class in connection with such administration. Defendants and their counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms. Defendant Pediatrix shall promptly provide or cause to be provided to the claims administrator any information in its possession or control needed to assist the claims administrator in providing Notice to the Class.

         7. Prior to the Effective Date, Plaintiffs' Co-Lead Counsel may expend from the Settlement Fund, without further approval from Defendants or the Court, up to $100,000 to pay the reasonable costs and expenses associated with the administration of the Settlement, including without limitation, the costs of identifying members of the Class and effecting mail Notice and Publication Notice. Such amounts shall include, without limitation, the actual costs of publication, printing and mailing the Notice, reimbursements to nominee owners for forwarding Notice to their beneficial owners, and the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing Notice and processing the submitted claims.

ATTORNEYS' FEES AND EXPENSES

         8. Plaintiffs' Co-Lead Counsel, on behalf of all Plaintiffs' Counsel, will apply to the Court for an award from the Gross Settlement Fund of attorneys' fees and reimbursement of expenses. Such attorneys' fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court ("Fee and Expense Award"), shall be paid from the Gross Settlement Fund to Plaintiffs' Co-Lead Counsel, as ordered, immediately upon the District Court's entry of the Order and Final Judgment substantially in the form attached hereto as Exhibit B and approval of an award of fees and expenses. Plaintiffs' Co-Lead Counsel shall thereafter be responsible for allocating the attorneys' fees amongst all Plaintiffs' Counsel. In the event that the Effective Date does not occur, or the Order and Final Judgment or the Fee and Expense Award is reversed or modified in a material respect, or the Stipulation is cancelled or terminated for any other reason, and in the event that the Fee and Expense Award has been paid to any extent, then each Plaintiffs' Counsel shall within five (5) business days from receiving notice from Defendants' Counsel, or from a court of appropriate jurisdiction, refund to the Gross Settlement Fund, the fees, expenses and costs previously paid to them from the Gross Settlement Fund plus interest thereon at the same rate as earned on the Gross Settlement Fund in an amount consistent with such reversal or modification. The award of attorneys' fees is not a necessary term of this Stipulation and it is not a condition of this Stipulation that Plaintiffs' Co-Lead Counsel petition for fees and expenses be approved by the Court.

         9. The procedure for and the allowance or disallowance by the Court of any application by Plaintiffs' Co-Lead Counsel for attorneys' fees, costs and expenses to be paid out of the Gross Settlement Fund, are not part of the Settlement set forth in this Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Stipulation, and any order or proceedings relating to the fee and expense application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel this Stipulation, or affect or delay the finality of the Order and Final Judgment approving this Stipulation, the Effective Date, or the Settlement of the Action set forth herein.

         10. Defendants and their counsel shall have no responsibility for, and no liability whatsoever with respect to the allocation amongst Plaintiffs' Counsel, and/or any other person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Action. Defendants will take no position with respect to Plaintiffs' Co-Lead Counsel's application for attorneys' fees and reimbursement of expenses.

ADMINISTRATION EXPENSES

         11. Plaintiffs' Co-Lead Counsel will apply to the Court, on notice to Defendants' Counsel for an order (the "Class Distribution Order") approving the Claims Administrator's administrative determinations concerning the acceptance and rejection of the claims submitted herein and approving any fees and expenses not previously applied for, including the fees and expenses of the Claims Administrator, determining that the Effective Date has occurred and directing payment of the Net Settlement Fund to Authorized Claimants.


DISTRIBUTION TO AUTHORIZED CLAIMANTS

         12. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the cash in the "Net Settlement Fund" (as defined in P. 4 hereof) based upon each Authorized Claimant's Recognized Claim (as defined in the Plan of Allocation described in the Notice annexed hereto as Exhibit 1 to Exhibit A, or in such other Plan of Allocation as the Court approves).

         13. The Plan of Allocation proposed in the Notice is not a necessary term of this Stipulation and it is not a condition of this Stipulation that that Plan of Allocation be approved. Defendants will not have any responsibility for nor any involvement with the Plan of Allocation and will take no position with respect to such proposed Plan of Allocation or such plan as may be approved by the Court.

         14. Each Authorized Claimant shall be allocated a pro rata share of the cash in the Net Settlement Fund based on his, her or its Recognized Claim compared to the total Recognized Claims of all Authorized Claimants. This is not a claims made settlement. Defendants will have no ability to get back any of the settlement monies once the Effective Date occurs. Defendants will have no involvement in reviewing or challenging claims.

ADMINISTRATION OF THE SETTLEMENT

         15. Plaintiffs' Co-Lead Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund by the Claims Administrator. Except for their obligation to pay the Settlement Amount, Defendants and their counsel shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund. Plaintiffs' Co-Lead Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proof of Claim submitted in the interest of achieving substantial justice.

         16. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an "Authorized Claimant", the following conditions shall apply:

                  (1) Each Class Member shall be required to submit a Proof of Claim (substantially in the form attached as Exhibit 2 to Exhibit A), supported by such documents as are designated therein, including proof of the Claimant's loss, or such other documents or proof as Plaintiffs' Co-Lead Counsel, in their discretion, may deem acceptable;

                  (2) All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the Court. Any Class Member who fails to submit a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to this Stipulation (unless, by Order of the Court, a later submitted Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement including the terms of the Order and Final Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Released and Settled Claims. Provided that it is actually received no later than thirty (30) days after the final date for submission of Proofs of Claim, a Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed first-class postage prepaid and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by Plaintiffs' Co-Lead Counsel or their designee;

                  (3) Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Plaintiffs' Co-Lead Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph (5) below;

                  (4) Proofs of Claim that do not meet the filing requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to afford him, her or it the opportunity to remedy any curable deficiencies in the Proof of Claim submitted. The Claims Administrator, under supervision of Plaintiffs' Co-Lead Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (5) below;

                  (5) If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (4) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant's grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Plaintiffs' Co-Lead Counsel shall thereafter present the request for review to the Court; and

                  (6) The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Defendants' Counsel for approval by the Court in the Class Distribution Order.

         17. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Class Member and the validity and amount of the Claimant's claim. No discovery shall be allowed on the merits of the Action or the Settlement in connection with processing of the Proofs of Claim.

         18. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Class Members. All Class Members who do not submit a claim or whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Amount, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Order and Final Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Released and Settled Claims.

         19. All proceedings with respect to the administration, processing and determination of claims described in this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

         20. The Net Settlement Amount shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after:
(i) all Claims have been processed, and all Claimants whose claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims not otherwise resolved, have been resolved by the Court, and all appeals therefrom have been resolved or the time therefore has expired; (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefor has expired, and (iv) all costs of administration and Taxes on the Settlement Fund have been paid.

TERMS OF ORDER FOR PRELIMINARY APPROVAL OF SETTLEMENT

         21. Concurrently with their application for preliminary Court approval of the Settlement contemplated by this Stipulation, Plaintiffs' Co-Lead Counsel and the Defendants' Counsel jointly shall apply to the Court for entry of an Order for Preliminary Approval of Settlement, substantially in the form annexed hereto as Exhibit A.

TERMS OF ORDER AND FINAL JUDGMENT

22. If the Settlement contemplated by this Stipulation is approved by the Court, counsel for the parties shall request that the Court enter the Order and Final Judgment substantially in the form annexed hereto as Exhibit B.

EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

         23. The Effective Date of Settlement shall be the date when all the following shall have occurred:

                  (1) Entry of the Order for Preliminary Approval of Settlement in all material respects in the form annexed hereto as Exhibit A;

                  (2) Approval by the Court of the Settlement;

                  (3) Entry by the Court of the Order and Final Judgment, in all material respects in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of so much of the Order and Final Judgment as approves the fairness, reasonableness and adequacy of the Settlement, or, if any such appeal is filed and not dismissed, after the approval of the fairness, reasonableness and adequacy of the Settlement is upheld on appeal and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in form other than that provided above ("Alternative Judgment") and none of the parties hereto elect to terminate this Settlement pursuant to P. 24, the date that such Alternative Judgment becomes final and no longer subject to appeal or review. The Effective Date shall not be delayed by any modification of or appeal from those parts of the Order and Final Judgment that pertain to either the Plan of Allocation or the award of attorneys' fees and expenses.


         24. Defendants' Counsel with the consent of their insurers or Plaintiffs' Co-Lead Counsel shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so ("Termination Notice") to all other parties hereto within thirty (30) days of
(a) the Court's declining to enter the Order for Preliminary Approval of Settlement in any material respect; (b) the Court's refusal to approve this Stipulation or any material part of it; (c) the Court's declining to enter the Order and Final Judgment in any material respect; (d) the date upon which the Order and Final Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court; or (e) the date upon which an Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court.

         25. Except as otherwise provided herein, in the event the Settlement is terminated or modified in any material respect or fails to become effective for any reason, then the parties to this Stipulation shall be deemed to have reverted to their respective status in the Action as of the date and time immediately prior to the execution of the MOU and, except as otherwise expressly provided, the parties shall proceed in all respects as if the MOU and this Stipulation and any related orders had not been entered, and any portion of the Settlement Amount previously paid by or on behalf of Defendants, together with any interest earned thereon, less any Taxes due with respect to such income, and less costs of administration and notice actually incurred and paid or payable from the Settlement Amount (not to exceed $100,000 without the prior approval of Defendants and the Court), shall be returned to Defendants or their insurers paying the same within ten (10) business days from receiving Notice from the Defendants' Counsel.

 NO ADMISSION OF WRONGDOING

         26. This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:


                  (1) Shall not be offered or received against Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession or admission by any Defendant of the truth of any fact alleged by Lead Plaintiffs or the validity of any claim that had been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of any Defendant;


                  (2) Shall not be offered or received against any Defendant as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Lead Plaintiffs, Jacksonville Police & Fire Pension Fund, and the other members of the Class as evidence of any infirmity in the claims of Lead Plaintiffs, Jacksonville Police & Fire Pension Fund, and the other members of the Class;


                  (3) Shall not be offered or received against Defendants as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this

Stipulation is approved by the Court, Defendants may refer to it to effectuate the liability protection granted them hereunder;

                  (4) Shall not be construed against Defendants or Lead Plaintiffs, Jacksonville Police & Fire Pension Fund, and the other members of the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; and

                  (5) Shall not be construed as or received in evidence as an admission, concession or presumption against Lead Plaintiffs, Jacksonville Police & Fire Pension Fund, or the other members of the Class or any of them that any of their claims are without merit or that damages recoverable under the Complaint would not have exceeded the Settlement Amount.

MISCELLANEOUS PROVISIONS

         27. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

         28. The parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Parties with respect to the Released and Settled Claims. Accordingly, Lead Plaintiffs and Defendants agree not to assert in this action that the litigation was brought or defended in bad faith or without a reasonable basis. The parties hereto stipulate that the complaints, amended complaints, dispositive motions and responsive pleadings were all filed with evidentiary support and consistent with existing law. Accordingly, the parties shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution or defense of the Action. The parties agree that the amount paid and the other terms of the Settlement were negotiated at arm's-length in good faith by the parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

         29. Plaintiffs agree that neither they nor their counsel will voluntarily use, or provide or disclose in any other proceeding or to any third party any materials obtained from Defendants or third parties in this litigation, or any reports or other writings based on such materials.

         30. Upon the Effective Date of the Settlement, Plaintiffs' Co-Lead Counsel, at their option, shall either destroy or return to counsel for Defendants (at Defendants' expense) all documents and other materials produced by Defendants and any third parties in discovery from this litigation in the possession of Plaintiffs' Co-Lead Counsel except for those documents which are deposition and trial exhibits.

         31. This Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed by all parties hereto or their successors-in-interest.

         32. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

         33. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys' fees and expenses to Lead Plaintiffs' counsel and enforcing the terms of this Stipulation.

         34. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

         35. This Stipulation and its exhibits constitute the entire agreement among the parties hereto concerning the Settlement of the Action, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits other than those contained and memorialized in such documents.

         36. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts.

         37. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

         38. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of Florida without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

         39. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm's-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

         40. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

         41. Plaintiffs' Co-Lead Counsel and Defendants' Counsel agree to cooperate fully with one another in seeking Court approval of the Order for Preliminary Approval of Settlement, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the District Court of the Settlement.

DATED:   February 7, 2002



HUNTON & WILLIAMS                        BERMAN DEVALERIO PEASE
                                            TABACCO BURT & PUCILLO


By: /s/ Barry Rodney Davidson            By: /s/ Michael J. Pucillo
    -------------------------------          -----------------------------------
       Barry Rodney Davidson                    Michael J. Pucillo
       1111 Brickell Avenue                     FNB:  261033
       Suite 2500                               Wendy H. Zoberman
       Miami, FL 33131-3136                     FNB:  434670
       Tel: 305/810-2500                        515 North Flagler Drive
       Fax: 305/810-2460                        Suite 1701
                                                West Palm Beach, FL 33401
       Co-Counsel for Defendants                Tel: 561/835-9400
                                                Fax: 561/835-0322

                                                Co-Lead Counsel for Plaintiffs
                                                and the Class



DAVIS POLK & WARDWELL                    BERNSTEIN LITOWITZ BERGER
                                           & GROSSMANN LLP


By: /s/ Robert F. Wise, Jr.              By: /s/ Max W. Berger
    -------------------------------          -----------------------------------
       Robert F. Wise, Jr.                      Max W. Berger
       450 Lexington Avenue                     John P. Coffey
       New York, NY  10017                      Rochelle Feder Hansen
       Tel: 212/450-4000                        1285 Avenue of the Americas
       Fax: 212/450-4800                        New York, NY 10019
                                                Tel: 212/554-1400
       Co-Counsel for Defendants                Fax: 212/554-1444

                                                Co-Lead Counsel for Plaintiffs
                                                and the Class

                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and accurate copy of the foregoing has been furnished via Federal Express to defense counsel and via U.S. Mail to all other counsel on the attached Service List this February 7, 2002.


                                        /s/ Wendy H. Zoberman
                                       -----------------------------------------
                                        Wendy H. Zoberman

                                    EXHIBIT A

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

                          CASE NO. 99-6181-CIV-GONZALEZ

SANDS POINT PARTNERS, L.P.,
et al. on behalf of themselves and
all others similarly situated,

                  Plaintiffs,

vs.

PEDIATRIX MEDICAL GROUP, INC.,
ROGER J. MEDEL, KARL B. WAGNER,
and LAWRENCE M. MULLEN,

         Defendants.



-----------------------------------/

           PRELIMINARY ORDER IN CONNECTION WITH SETTLEMENT PROCEEDINGS

         WHEREAS, on or about _________________, 2002, the parties to the above-entitled certified class action litigation (the "Action") entered into a Stipulation and Agreement of Settlement (the "Stipulation") which is subject to review under Rule 23 of the Federal Rules of Civil Procedure ("Fed. R. Civ. P.") and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed settlement of the claims alleged against the Defendants in the Second Amended Consolidated Class Action Complaint (the "Complaint");

         WHEREAS, the Court has read and considered the Stipulation and the accompanying documents; and the parties to the Stipulation having consented to the entry of this Order; and all capitalized terms used herein having the meanings defined in the Stipulation;

         NOW, THEREFORE, IT IS HEREBY ORDERED, this _____ day of _____________, 2002, that:

         1. The Settlement as set forth in the Stipulation is preliminarily approved for the purpose of sending Notice to the Class.

         2. A hearing (the "Settlement Fairness Hearing") pursuant to Fed. R. Civ. P. 23(e) is hereby scheduled to be held before the Court on _______________, 2002, at ________ __. M. for the following purposes:

                  (l) to determine whether the proposed Settlement is fair, reasonable, adequate and in the best interests of the Class and should be approved by the Court;

                  (2) to determine whether the Order and Final Judgment as provided under the Stipulation should be entered, dismissing the Complaint filed herein, on the merits and with prejudice as to the Defendants;

                  (3) to determine whether the proposed Plan of Allocation for the proceeds of the Settlement is fair and reasonable, and in the best interests of the Class and should be approved by the Court;

                  (4) to consider Plaintiffs' counsel's application for an award of Attorneys' Fees and Expenses; and

                  (5) to rule upon such other matters as the Court may deem appropriate.

         3. The Court approves the form, substance and requirements of the Notice of Proposed Settlement, Settlement Fairness Hearing and Right to Share in Settlement Fund (the "Notice") and the Proof of Claim form annexed hereto as Exhibits 1 and 2, respectively.

         4. Plaintiffs' Co-Lead Counsel shall cause the Notice and Proof of Claim, substantially in the form annexed hereto, to be mailed, by first class mail, postage prepaid, no later than 20 days from the date of entry of this Order, to all Class Members who have been identified with reasonable effort by Plaintiffs' Co-Lead Counsel in connection with the prior mailing and publication of the Notice of Pendency of Class Action. If necessary, Defendant Pediatrix Medical Group, Inc. shall cooperate in making its books, records and information available to Plaintiffs' Co-Lead Counsel or their agent for the purpose of identifying and giving notice to the Class. Plaintiffs' Co-Lead Counsel shall use reasonable efforts to give notice to nominee owners such as brokerage firms and other persons or entities who purchased Pediatrix common stock during the Class Period as record owners but not as beneficial owners. Such nominee purchasers are directed, within ten
(10) business days of receipt of the Notice and Proof of Claim, to either: (a) provide the Claims Administrator with lists of the names and addresses of the beneficial owners, and the Claims Administrator is ordered to send the Notice and Proof of Claim promptly to such beneficial owners, or (b) request additional copies of the Notice and Proof of Claim form and, within seven (7) days of receipt of those copies, mail the Notice and Proof of Claim form directly to the beneficial owners. Additional copies of the Notice and Proof of Claim shall be made available free of charge to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Settlement Fund, upon receipt by Plaintiffs' Co-Lead Counsel of proper documentation, for the reasonable expense actually incurred in sending the Notice and Proof of Claim to beneficial owners. If any nominee purchaser chooses to follow alternative procedure (b), such nominee shall, upon such mailing, send a statement to the Claims Administrator confirming that the mailing was made as directed. Plaintiffs' Co-Lead Counsel shall, at or before the Settlement Fairness Hearing, file with the Court proof of mailing of the Notice and Proof of Claim.

         5. The Court approves the form of Publication Notice of the proposed Settlement and Settlement Fairness Hearing in substantially the form and content annexed hereto as Exhibit 3 and directs that Plaintiffs' Co-Lead Counsel shall cause the Publication Notice to be published once in the BUSINESS WIRE and in INVESTORS BUSINESS DAILY within ten (10) days of the mailing of the Notice. Plaintiffs' Co-Lead Counsel shall, at or before the Settlement Fairness Hearing, file with the Court proof of publication of the Publication Notice.

         6. The form and method set forth herein of notifying the Class of the Settlement and its terms and conditions meet the requirements of Rule 23 of the Federal Rule of Civil Procedure, Section 21D(a)(7) of the Exchange Act, 15 U.S.C. ss. 78u-4(1)(7) as amended by the Private Securities Litigation Reform Act of 1995, and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.

         7. In order to be entitled to participate in the distribution of the Net Settlement Fund, in the event the Settlement is effected in accordance with all of the terms and conditions thereof, each Class member shall take the following actions and be subject to the following conditions:

                  (1) A properly executed Proof of Claim (the "Proof of Claim"), substantially in the form attached hereto as
                           Exhibit 2, must be submitted to the Claims
                           Administrator, at the Post Office box indicated in the Notice, not later than June 3, 2002. Such deadline may be further extended by Court Order. Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received no later than thirty (30) days after the final date for submission of Proofs of Claim.

                           Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Notice.

                  (2) The Proof of Claim filed by each Class Member must satisfy the following conditions: (i) it must be properly filled out, signed and submitted in a timely manner in accordance with the provisions of the preceding subparagraph; (ii) it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by Plaintiffs' Co-Lead Counsel; (iii) if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Class Member must be included in the Proof of Claim; and
                           (iv) the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

                  (3) As part of the Proof of Claim, each Class Member shall submit to the jurisdiction of the Court with respect to the claim submitted, and shall (subject to effectuation of the Settlement) release all claims as provided in the Stipulation.

         8. Class Members shall be bound by all determinations and judgments in this Action, whether favorable or unfavorable, unless such persons have requested exclusion from the

Class in a timely and proper manner, as provided in the Notice of Pendency of Class Action previously sent to Class Members.

         9. Class Members who have requested exclusion from the Class pursuant to the Notice of Pendency of Class Action shall not be entitled to receive any payment out of the Net Settlement Fund as described in the Stipulation and Notice.

         10. All Class Members may enter appearances in the Action, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will continue to be represented by Plaintiffs' Co-Lead Counsel, Michael I. Pucillo, Esq., Berman DeValerio Pease Tabacco Burt & Pucillo, Northbridge Centre, Suite 1701, 515 N. Flagler Drive, West Palm Beach, FL 33401 and John P. Coffey, Esq., Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, 33rd Floor, New York, New York 10019.

         11. The Court will consider comments and/or objections to the Settlement, the Plan of Allocation, or the application for an award of attorneys' fees and reimbursement of expenses only if such comments or objections and any supporting papers are filed in writing with the Clerk of the Court, United States District Court, 299 East Broward Boulevard, Fort Lauderdale, Florida 33301, and copies of all such papers are received, no later than fourteen (14) days prior to the Settlement Fairness Hearing, by the following: Michael J. Pucillo, Esq., Berman DeValerio Pease Tabacco Burt & Pucillo, 515 N. Flagler Drive, Suite 1701, West Palm Beach, Florida 33401; and John P. Coffey, Esq., Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, 33rd Floor, New York, New York 10019, on behalf of Plaintiffs; and Robert F. Wise, Jr., Esq., Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 and Barry Rodney Davidson, Esq., Hunton & Williams, 1111 Brickell Avenue, Suite 2500, Miami, FL 33131-3136 on behalf of the Defendants. Attendance at the hearing is not necessary;

however, persons wishing to be heard orally in opposition to the approval of the Settlement, the Plan of Allocation, and/or the application for attorneys' fees and reimbursement of expenses are required to indicate in their written objection their intention to appear at the hearing. Persons who intend to object to the Settlement, the Plan of Allocation, and/or counsel's application for an award of attorneys' fees and expenses and desire to present evidence at the Settlement Fairness Hearing must include in their written objections the identity of witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Fairness Hearing. Any member of the Class who does not object in this manner shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed Settlement, to any Final Judgment that may be entered, to the Fee and Expense Award to Plaintiffs' Co-Lead Counsel, and to the Plan of Allocation. Class Members do not need to appear at the hearing or take any other action to indicate their approval.

         12. Only Class Members shall have any rights with respect to approval of or objection to the Settlement, the Plan of Allocation or Plaintiffs' Co-Lead Counsel's request for Attorneys' Fees and Expenses. Any Class Member wishing to preserve appellate rights with respect to the Settlement or the Fee and Expense Award to Plaintiffs' Counsel must timely intervene as a party under Rule 24 of the Federal Rules of Civil Procedure.

         13. To assist the Court in preparing for the Settlement Fairness Hearing, counsel may submit, no later than twenty-one (21) days prior to the Settlement Fairness Hearing, all briefs, affidavits or other documents related to the findings that this Court is required to make. Counsel may submit papers in response to any objections that may be filed no later than seven (7) days prior to the Settlement Fairness Hearing.

         14. Pending final determination of whether the Settlement should be approved, the Plaintiffs, all other Class Members, and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action which asserts Released and Settled Claims against any Released Party.

         15. The Court reserves the right to adjourn or continue the date of the Settlement Fairness Hearing with or without further notice to the Class. However, if any Class Members indicate the intention to appear at the Settlement Fairness Hearing in accordance with the provisions of paragraph 11 above, Plaintiffs' Co-Lead Counsel are ordered to provide such persons with notice of the adjourned date(s). The Court further reserves the right to enter its Order and Final Judgment approving the Stipulation and dismissing the Complaint on the merits and with prejudice as to the Defendants regardless of whether it has approved the Plan of Allocation or awarded attorneys' fees and expenses.

         16. If the Settlement is disapproved, or terminated in accordance with the terms of the Stipulation, the Stipulation shall be null and void, of no further force or effect, and without prejudice to any party, and may not be introduced as evidence or referred to in any actions or proceedings by any person or entity, and each party shall be restored to his, her or its respective position as it existed prior to the execution of the Memorandum of Understanding and Stipulation.

         17. In the event the Settlement is disapproved or terminated in accordance with the terms of the Stipulation, the Escrow Agent(s) shall, within ten days of notice of disapproval or termination, refund the Settlement Fund, plus all accrued interest thereon to the Defendants and their insurer in proportion to their relative contributions, except for any Taxes due, Notice and administration expenses up to $100,000.00 incurred in issuing notice to the Class.

         18. The Court retains exclusive jurisdiction over the Action to consider all further matters arising out of or connected with the Settlement.

         DONE AND ORDERED in Chambers at Fort Lauderdale, Broward County, Florida, this _____ day of __________________, 2002.



                                             -----------------------------------
                                             THE HONORABLE JOSE A. GONZALEZ, JR.
                                             UNITED STATES DISTRICT JUDGE



Copies furnished to all counsel on the attached Service List

                                    EXHIBIT 1

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

                          CASE NO. 99-6181-CIV-GONZALEZ

SANDS POINT PARTNERS, L.P., et al., on
behalf of themselves and all others similarly situated,

                  Plaintiffs,

         -against-

PEDIATRIX MEDICAL GROUP, INC.,
ROGER J. MEDEL, KARL B. WAGNER and
LAWRENCE M. MULLEN

                  Defendants.



----------------------------------------------

            NOTICE OF PROPOSED SETTLEMENT OF CLASS ACTION, SETTLEMENT FAIRNESS HEARING, AND RIGHT TO SHARE IN SETTLEMENT FUND

         TO: ALL PERSONS AND ENTITIES ("THE CLASS") WHO PURCHASED COMMON STOCK OR CALL OPTIONS, OR SOLD PUT OPTIONS OF PEDIATRIX MEDICAL GROUP, INC. BETWEEN MARCH 31,1997 AND APRIL 2,1999, INCLUSIVE (THE "CLASS PERIOD")

         PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION. IF YOU ARE A CLASS MEMBER, YOU ULTIMATELY MAY BE ENTITLED TO RECEIVE BENEFITS PURSUANT TO THE PROPOSED SETTLEMENT DESCRIBED HEREIN.


CLAIMS DEADLINE: CLAIMANTS MUST SUBMIT PROOFS OF CLAIM ON THE FORM ACCOMPANYING THIS NOTICE, POST MARKED ON OR BEFORE _______________________, 2002.


NOTICE IS HEREBY GIVEN, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Southern District of Florida (the "Court") dated ___________________, 2002, that a hearing will be held before the Honorable Jose A. Gonzalez, Jr. in the United States District Courthouse, 299 East Broward Boulevard, Fort Lauderdale, Florida 33301, at _________, on ________________, 2002 (the "Settlement

Hearing") to determine whether a proposed settlement (the "Settlement") of the above-captioned litigation (the "Action") as set forth in the Stipulation and Agreement of Settlement dated as of __________________, 2002 (the
"Stipulation"), is fair, reasonable and adequate and to consider the application of Plaintiffs' counsel for attorneys' fees and reimbursement of expenses.

I. SUMMARY OF SETTLEMENT AND RELATED MATTERS

         A. STATEMENT OF PLAINTIFFS' RECOVERY:

         Pursuant to the Settlement described herein, a Settlement Fund consisting of $12 million in cash plus interest has been established. Assuming that all affected shares elected to participate in the Settlement, the average recovery under the Settlement per damaged share of Pediatrix common stock is estimated by Plaintiffs' damages expert at approximately $1.38 per share before deduction of Court-awarded attorneys' fees and expenses and the costs of administering this Settlement.1 Depending upon the number of claims filed, an individual Class member will receive more or less than this average amount. A Class member's distribution of the Settlement Fund will be governed by a Plan of Allocation, as approved by the Court. A detailed explanation of the Plan of Allocation appears in Section V of this Notice.

         B. STATEMENT OF POTENTIAL OUTCOME OF THE LITIGATION.

         The parties disagree as to both liability and damages. They do not agree on the average amount of damages per share that would be recoverable if Plaintiffs were to have prevailed on each claim alleged. The issues on which the parties disagree include, among other things: (i) whether the statements made were false or misleading or were material or otherwise actionable under the federal securities laws; (ii) the extent to which the various matters that Plaintiffs allege were materially false or misleading influenced (if at all) the trading price of Pediatrix common stock and call and put options during the Class Period; and (iii) the amount by which Pediatrix common stock and call options and put option were so influenced (if at all) during the Class Period. The Defendants deny that they are liable to Plaintiffs or the Class and deny Plaintiffs or the other members of the Class have suffered any damages as the result of the alleged wrongdoing. Plaintiffs believe the proof at trial would show that Pediatrix's shares were consistently artificially inflated by approximately $10.34 throughout the Class Period. Defendants disagree and assert that there is no causal link between the losses in Pediatrix stock values and any violations of the federal securities laws. In addition, the Defendants would have argued at trial that the decrease in the share price experienced by Pediatrix was attributable to other factors including a general industry decline and market forces, and that damages would be, at most, $1.93 per share. In this Action, as in any action, Plaintiffs' Co-Lead Counsel recognized that there was a substantial risk that Plaintiffs and the Class might not have prevailed on any of their claims and contentions or would have only prevailed on some of their claims and therefore, would have recovered nothing or substantially less than the maximum amount. Plaintiffs' Co-Lead Counsel believe that the proposed Settlement is in the best interests of the Plaintiffs and the Class.


--------
1 No estimate is included with respect to the average recovery per call options and put option due to the variety of call options and put options and the difficulty in obtaining trading records for options.

         C. STATEMENT OF ATTORNEYS' FEES AND COSTS SOUGHT.

         Plaintiffs' counsel have not received any payment for their services in conducting this Action on behalf of Plaintiffs and the other members of the Class, nor have they been reimbursed for their out-of-pocket expenditures. If the Settlement is approved by the Court, Plaintiffs' counsel intend to apply for fees of up to 30% of the Settlement Fund or approximately $0.41 per damaged share, and for reimbursement of expenses incurred in connection with the prosecution of this Action not to exceed $__________________, or approximately $_____________ per damaged share.

         D. THE REASONS FOR SETTLEMENT.

         Plaintiffs believe that the proposed settlement is fair, reasonable and adequate and is in the best interests of the Class considering the amount of the Settlement and the immediacy of recovery to the Class. At the time this Settlement was reached, the parties were close to trial. All discovery on the facts, including depositions, exchange of documents, and interrogatory responses, had been completed, and the parties had exchanged reports by their experts as to the propriety of Pediatrix's coding practices, which revealed that the trial would involve difficult questions regarding intent, interpretation of coding standards and a battle of experts. The amount of damages sustained by the class, if any, would also have been a contested issue at trial. Plaintiffs estimated that each Pediatrix share purchased during the Class Period was damaged by $10.34, while the Defendants vigorously denied that there were any damages caused by the Defendants, but that any provable damages would have been, at most, $1.93 per share.

         Accordingly, Plaintiffs' decision to enter into the Settlement was made with extensive knowledge of the facts and circumstances underlying Plaintiffs' claims and the strengths and weaknesses of those claims. In determining to settle the Action, Plaintiffs and Plaintiffs' Co-Lead Counsel have evaluated the extensive discovery taken in the litigation and taken into account the substantial expense and length of time necessary to prosecute the litigation through trial, post-trial motions and likely appeals, taking into consideration the significant uncertainties in predicting the outcome of this complex litigation. Plaintiffs' counsel submit that the Settlement described herein confers very substantial benefits upon the Class. Based upon their consideration of all of these factors, Lead Plaintiffs and their counsel have concluded that it is in the best interest of Plaintiffs and the Class to settle the Action on the terms described herein.

         E. IDENTIFICATION OF PLAINTIFFS' LAWYERS.

         Further information regarding the Action and this Notice may be obtained by contacting Co-Lead counsel for Plaintiffs and the Class:

         Michael J. Pucillo, Esq.                 John P. Coffey, Esq.
         Wendy H. Zoberman, Esq.                  Rochelle Feder Hansen, Esq.
         Berman DeValerio Pease                   Bernstein Litowitz Berger
           Tabacco Burt & Pucillo                   & Grossmann LLP
         515 N. Flagler Dr., Suite 1701           1285 Avenue of the Americas
         West Palm Beach, FL 33401                New York, NY 10019
         (561) 835-9400                           (212) 554-1400

II. BACKGROUND OF THE ACTION

         A. As previously detailed in the Notice of Pendency of Class Action, this Action commenced on or about February 16, 1999 with the filing of a number of class action complaints concerning the publicly traded securities of Pediatrix (the "Pediatrix Class Actions"). The Pediatrix Class Actions alleged violations of sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule l0b-5 promulgated thereunder. By Order dated July 6, 1999, Florida State Board of Administration, Louisiana State Employees' Retirement System, New Orleans Employees' Retirement System, and Jacksonville Police & Fire Pension Fund were designated as Lead Plaintiffs pursuant to
Section 21D(a)(3)(B) of the Exchange Act (as amended)2 and the law firms of Burt & Pucillo, LLP and Bernstein Litowitz Berger & Grossmann LLP were appointed Co-Lead Counsel for Plaintiffs and the Class.3

         B. The operative allegations in the Action are contained in the Second Amended Consolidated Class Action Complaint (the "Complaint"), filed in the Action on or about February 3, 2000. In sum, the Complaint alleges, among other things, that during the Class Period Pediatrix, a provider of physician services to hospital-based neonatal and pediatric intensive care units, engaged in unlawful billing practices, including billing for a higher and more costly level of care than was called for given a patient baby's medical condition, which practices caused Pediatrix's reported revenues, earnings and accounts receivable for that period to be overstated thereby artificially inflating the price of Pediatrix common stock, and that those practices were contrary to the Company's affirmative public statements regarding its billing practices.

         C. The Complaint further alleges that the market learned of Pediatrix's allegedly improper billing practices on April 5, 1999 when Pediatrix announced that government officials in Arizona and Colorado were seeking billing-related documents from the Company. The Complaint also alleges that shortly thereafter it was disclosed that the investigations being conducted by Arizona and Colorado, as well as another investigation being conducted by Florida, were focused on issues of Medicaid fraud. It is also alleged that the inquiries into Pediatrix's billing practices had a negative impact on Pediatrix's financial results, resulting in lower revenues and earnings for the quarters following the April 5, 1999 disclosure.

         D. In the Complaint, Lead Plaintiffs sought monetary damages on behalf of themselves and all other members of the Class. The amount of monetary damages, if any, awardable to the Class would have been determined at trial.

--------------------

2 On or about October 16, 2001, with the agreement of Defendants, Jacksonville Police & Fire Pension Fund moved to withdraw as a Lead Plaintiff in the Action, which motion was granted on or about October 29, 2001.

3 Effective July 1, 2001, the firms of Berman DeValerio & Pease, LLP, Berman DeValerio Pease & Tabacco, P.C., and Burt & Pucillo, LLP merged their practices. The combined firm is now known as Berman DeValerio Pease Tabacco Burt & Pucillo.

         E. On or about June 6, 2000, the Court denied Defendants' motion to dismiss the Complaint. On or about June 26, 2000, the Defendants' Answer was filed denying the substantive allegations of wrongdoing in the Complaint, denying that Plaintiffs have stated a cause of action against the Defendants, and denying that the Lead Plaintiffs and other members of the Class were damaged.

         F. The parties thereafter commenced fact discovery. Throughout the second half of the year 2000 and most of 2001, the parties engaged in extensive discovery. Over 200,000 pages of documents were reviewed and over twenty-five depositions were taken. The parties concluded fact discovery and virtually all expert discovery. Various discovery motions, a motion for summary judgment and motions in limine were filed, briefed and ruled upon by the Court.

         G. On November 6, 2000, the Court, pursuant to Fed. R. Civ. P. 23(a) and (b)(3), entered an Order (the "Class Order") certifying a class consisting of:

                  All persons who purchased Pediatrix Medical Group, Inc. ("Pediatrix") common stock, purchased Pediatrix call options, or sold Pediatrix put options between March 31, 1997 and April 2, 1999, inclusive. Excluded from the Class are Pediatrix, its subsidiaries and affiliates, the Individual Defendants, members of the immediate families of each of the Individual Defendants, and any entities in which any of the Defendants has a controlling interest, and the legal representatives, heirs, successors, affiliates or assigns of any of the foregoing excluded persons and entities.

         Notice of Pendency of Class Action (the "Notice of Pendency") was mailed to all Class members who could be identified commencing on June 26, 2001 and was published over the BUSINESS WIRE and in INVESTORS BUSINESS DAILY on July 10, 2001. Any putative Class member who wished to be excluded from the Class was required to file an exclusion request postmarked on or before August 27, 2001. Any Class member who filed a request for exclusion in accordance with the requirements set forth in the Notice of Pendency shall be excluded and shall not participate in the Settlement. All other Class members will be bound by the terms of the Settlement.

         H. A Joint Pretrial Stipulation was filed on or about September 1, 2001, a pretrial conference was held with the Court on November 19, 2001 and trial of this action was scheduled to commence on January 14, 2002.

III. BACKGROUND OF THE SETTLEMENT

         The proposed Settlement described herein is the product of extensive arm's-length negotiations between the parties and two mediation sessions with an independent professional mediator for which Plaintiffs and Defendants each conducted an in-depth analysis of their respective positions which were set forth in their mediation statements prepared for the mediation. This Settlement was reached one month prior to the scheduled start of the trial of this Action.

         As a result of their extensive discovery efforts, Plaintiffs' counsel had a thorough understanding of the facts at issue in the Action. Among other things, Plaintiffs' counsel contended that they could prove that Defendants' unlawful billing practices during the years 1996 through 1998 caused Pediatrix's reported revenues, earnings and accounts receivable for those three years to be overstated and thereby artificially inflated the price of Pediatrix common stock. They also contended that they could show that those practices were contrary to the Company's affirmative public statements regarding its billing practices, and that throughout the Class Period Defendants caused Pediatrix to report impressive financial results while failing to reveal the true reason for the Company's strong financial performance -- its improper billing practices. Plaintiffs also believe that they could establish Defendants' SCIENTER in that Pediatrix's policies, practices and directives regarding its billing practices came directly from senior management and that, notwithstanding the fact that senior management was on notice that billing practices were improper, these practices continued until Pediatrix came under scrutiny for its billing practices in early 1999. With respect to causation and damages, Plaintiffs believe they could show that had Pediatrix properly coded and billed for the services its doctors rendered, its common stock would have traded at materially lower prices during the Class Period, and that, but for Defendants' billing fraud, there would have been no basis for an investigation by the various states, the revelation of which sent Pediatrix's stock into decline. Plaintiffs were prepared to submit expert testimony as to damages attributable to the improper billing practices alleged.

         For their part, the Defendants contended that they had good defenses to both the liability and damages aspects of the Plaintiffs' claims. The Defendants intended to show that the Company's prior public filings had included an express risk disclosure that it was in a highly regulated business, that it was subject to audit and investigation, and that if that occurred, it could have a material adverse impact on the Company's financial condition. Defendants also intended to show that it is not a violation of the federal securities laws to misinterpret or misapply reimbursement codes in its billing, that Pediatrix never misstated its financial results and has never been required to restate its financial information, and that the interpretation of the codes upon which its billings were based were made in good faith and supportable based on the language in the codes as published. With respect to SCIENTER, Defendants contended that their actions were inconsistent with any intent to defraud investors in that during the Class Period there were no insider sales and the Company did not use its stock to make acquisitions. With respect to causation and damages, Defendants intended to show that most of the stock price decline occurred in February 1999 before any mention of coding issues or billing practices, that the price drop in April 1999 upon the announcement of the State inquiries was not causally related to Plaintiffs' allegations of improper coding and that, because of the complexity of the overall billing formula and reimbursement schedules, even if it were found that Pediatrix had used improper codes, the impact on revenues and earnings, and therefore the materiality of such damages for investors, would be virtually impossible to determine with any degree of reasonable certainty.

         By the time this Settlement was reached, the parties were close to trial. All discovery of the facts, including depositions, exchange of documents, and interrogatory responses, had been completed, and the parties had exchanged reports by their experts as to the propriety and financial impact of the allegedly wrongful practices, which revealed that the trial would involve a battle of experts and difficult questions regarding intent, and interpretation of coding standards.

Causation, and the amount of damages sustained by the Class, if any, would also have been hotly contested issues at trial.

         Accordingly, the decision to enter into this Settlement was made with extensive knowledge of the facts and circumstances underlying Plaintiffs' claims and the strengths and weaknesses of those claims. In determining to settle the Action, Plaintiffs' Co-Lead Counsel have evaluated the discovery undertaken in the litigation, potential recoverable damages, and taken into account the substantial expense and length of time necessary, to prosecute the litigation through trial, post-trial motions and likely appeals, taking into consideration the significant uncertainties in predicting the outcome of this complex litigation. Plaintiffs' counsel believe that the Settlement described herein confers substantial benefits upon the Class. Based upon their consideration of all of these factors, the Lead Plaintiffs, three sophisticated institutional investors, and their counsel have concluded that it is in the best interest of Plaintiffs and the Class to settle the action on the terms described herein.

         Recognizing the uncertainty and the risk of the outcome of any litigation, especially complex litigation such as this, and the difficulties and risks inherent in the trial of such an action, Plaintiffs desire to settle the claims of the Class against Defendants on the terms and conditions described herein which provide substantial benefits to the Class. Co-Lead counsel for Plaintiffs and the Class deem such Settlement to be fair, reasonable and adequate to, and in the best interests of, the members of the Class.

         The Defendants have denied all averments of wrongdoing or liability in the Litigation and all other accusations of wrongdoing or violations of law. The Stipulation is not and shall not be construed or be deemed to be evidence or an admission or a concession on the part of any of the Defendants of any fault or liability or damages whatsoever, and the Defendants do not concede any infirmity in the defenses which they have asserted or intended to assert in the Action. The Defendants, while continuing to deny all allegations of wrongdoing or liability whatsoever, desire to settle and terminate all existing or potential claims against them, without in any way acknowledging any fault or liability.

         The amount of damages, if any, which Plaintiffs could prove was a matter of serious dispute, and the Settlement's use of a Recognized Claim formula for distributing the Settlement proceeds does not constitute a finding, admission or concession that provable damages could be measured by the Recognized Claim formula. No determination has been made by the Court as to liability or the amount, if any, of damages suffered by the Class, nor on the proper measure of any such damages. The determination of damages, like the determination of liability, is a complicated and uncertain process, typically involving conflicting expert opinions. The Settlement herein is providing an immediate and substantial cash benefit and avoids the risks that liability or damages might not have been proven at trial.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE PLAINTIFFS' CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF A VIOLATION OF THE LAW OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WERE NOT SETTLED.

IV. TERMS OF THE SETTLEMENT

         1. In full and complete settlement of the claims which have or could have been or could be asserted in this Action, and subject to the terms and conditions of the Stipulation, Defendants have deposited or caused to be deposited into an escrow account for the benefit of Plaintiffs and the Class $12,000,000 which has been earning interest for the benefit of the Class since _______________, 2002.

         2. Pursuant to the Settlement, and on the Effective Date, Plaintiffs and the members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, release and forever discharge and shall forever be enjoined from prosecuting the Released and Settled Claims (defined below) against any of the Released Parties (defined below).

         3. "Released and Settled Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local statutory or common law or any law, rule or regulation, including both known and Unknown Claims, that have been or could have been or could be asserted in any form by Plaintiffs or any of the other Class Members against any of the Released Parties which arise out of or relate in any way to the following during the Class Period: (1) the purchase of Pediatrix common stock; the purchase of Pediatrix Call Options; or the sale of Pediatrix Put Options; and (2) the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth or referred to in the Complaint.

         4. "Released Parties" means Pediatrix, the Individual Defendants, and each of their past or present subsidiaries, parents, successors, predecessors, insurers, reinsurers, officers, directors, shareholders, employees, agents, advisors, investment advisors, attorneys, auditors, accountants, heirs, beneficiaries, and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants and the legal representatives, heirs, successors in interest or assigns of the Defendants.

         5. If the Settlement is approved by the Court, all claims which have or could have been or could be asserted in the Action against any of the Released Parties will be dismissed with prejudice as to all Class Members, and all Class Members shall be forever barred from prosecuting a class action or any other action arising out of wrongs which have been or could have been or could be alleged in this Action against any Released Party. The Settlement will become effective at such time as Orders entered by the Court approving the Settlement shall become final and not subject to appeal (the "Effective Date").

         6. Pursuant to the Settlement, and on the Effective Date, Pediatrix and each Individual Defendant, on behalf of himself, his executor, administrator and the Released Parties, shall release and forever discharge each and every of the Released and Settled Defendant's Claims, and shall forever be enjoined from prosecuting any Released and Settled Defendant's Claims.

         7. "Release and Settled Defendant's Claims," means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and Unknown Claims that have been or could be asserted in any form by Pediatrix and the Individual Defendants, the Released Parties or any of them or the successors and assigns of any of them against any of the Plaintiffs, the Jacksonville Police & Fire Pension Fund, other Class Members or their attorneys, which arise out of or relate in any way to the institution or prosecution of the Action.

         8. Upon approval of the Settlement by the Court and upon satisfaction of the other conditions to the Settlement, the Settlement Fund will be distributed as follows: (A) to pay costs and expenses in connection with providing Notice to the members of the Class and administering the Settlement on behalf of the Class; (B) to pay Plaintiffs' counsels' attorneys fees and reimbursement of expenses, with interest thereon (the "Fee and Expense Award"), if and to the extent allowed by the Court; (C) to pay the reasonable costs incurred in the preparation of any tax returns required to be filed on behalf of the Settlement Fund as well as the taxes (and any interest and penalties determined to be due thereon) owed by reason of the earnings of the Settlement Fund; and (D) subject to the approval by the Court of the Plan of Allocation, which is set forth below, the balance of the Settlement Fund (the "Net Settlement Fund"), shall be distributed in accordance with the Plan of Allocation to Class Members who submit valid, timely Proofs of Claim ("Authorized Claimants"). Approval of the Settlement is independent from approval of the Plan of Allocation. Any determination with respect to the Plan of Allocation will not affect the Settlement, if approved. Payment from the Settlement Fund made pursuant to and in conformity with the Plan of Allocation, in the event of Court approval, shall be final and conclusive.

V. ALLOCATION OF SETTLEMENT PROCEEDS AMONG CLASS MEMBERS

         1. The Net Settlement Fund shall be distributed pursuant to the following Plan of Allocation to Authorized Claimants who file timely, acceptable Proofs of Claim.

         2. Each Authorized Claimant shall be allocated a pro-rata share of the Net Settlement Fund based on his, her or its "Recognized Claim" compared to the total Recognized Claims of all Authorized Claimants. THE RECOGNIZED CLAIM IS NOT THE AMOUNT OF YOUR RECOVERY. YOUR ACTUAL RECOVERY WILL BE LESS.

         3. COMMON STOCK

                  a. With respect to SHARES OF PEDIATRIX COMMON STOCK purchased on the open market during the Class Period, WHICH AN AUTHORIZED CLAIMANT CONTINUED TO HOLD AS OF APRIL 2, 1999 (the end of the Class Period), an Authorized Claimant's Recognized Claim shall be $10.34, which represents the amount of artificial inflation in Pediatrix common stock as determined by Plaintiffs' damages expert, times the number of shares held.

                  b. With respect to shares of common stock of Pediatrix purchased and then sold during the Class Period, the "Recognized Claim" shall be $0 since the artificial inflation on the date of purchase was the same as the artificial inflation on the date of sale, meaning that any decline in the value of the stock was attributable to something other than the alleged fraud.

         4. CALL OPTIONS

                  a. With respect to CALL OPTIONS TO PURCHASE SHARES OF PEDIATRIX COMMON STOCK purchased during the Class Period, an Authorized Claimant's "Recognized Claim" shall mean the amount determined in accordance with the following: for each Call Option on Pediatrix common stock purchased on the open market during the Class Period WHICH AN AUTHORIZED CLAIMANT CONTINUED TO HOLD AS AN OPEN AND UNEXPIRED OPTION AS OF APRIL 2, 1999 (the end of the Class Period), the Recognized Claim shall be equal to 50%4 of the price paid (excluding commissions, etc.) for the Call Option(s) less the amount (if any) that the Call Option was "in the money" as of the close of trading on April 5, 1999 (the first day of trading after the end of the Class Period) times the number of shares covered by such Call Option(s).

                  b. If a Call Option was exercised during the Class Period to purchase Pediatrix common stock, the "Recognized Claim" from such transaction shall be calculated as a purchase of Pediatrix common stock and the Authorized Claimant will have no "Recognized Claim" with respect to the purchase of the option. The date of the exercise of the option is the "Purchase" date.

                  c. No Recognized Claim shall be allowed with respect to Call Option(s) purchased during the Class Period to cover Call Option(s) previously sold or written by a claimant.

                  d. With respect to Call Option(s) purchased and then sold during the Class Period, the "Recognized Claim" shall be $0 since the artificial inflation on the date of purchase was the same as the artificial inflation on the date of sale, meaning that any decline in the value of the option was attributable to something other than the alleged fraud.

                  e. No Recognized Claim shall be allowed with respect to call option(s) which were purchased and then expired during the Class Period..

         5. PUT OPTIONS

                  a. With respect to PUT OPTIONS TO SELL SHARES OF PEDIATRIX COMMON STOCK sold during the Class Period, an Authorized Claimant's "Recognized Claim" shall mean the amount determined in accordance with the following: for each Put Option on Pediatrix common stock sold on the open market

--------------------

4 The Recognized Claim for Call Options is discounted to reflect the fact that part of the purchase price paid for a Call Option is a time premium which is a wasting asset which is essentially unrelated to the alleged inflation.

                           during the Class Period WHICH REMAINED AS AN OPEN AND UNEXPIRED OPTION AS OF APRIL 2, 1999 (the end of the Class Period), the Recognized Claim shall be equal to 50%5 of the amount, if any, that the Put Option was "in the money" as of the close of trading on April 5, 1999 (the first day of trading after the end of the Class Period), less the price received (excluding commissions, etc.) for the Put Option(s) times the number of shares covered by such Put Option(s).

                  b. If a Put Option was assigned during the Class Period and shares of Pediatrix common stock were purchased, the Recognized Claim from such a transaction shall be calculated as a purchase of Pediatrix common stock and the Authorized Claimant will have no "Recognized Claim" with respect to the sale of the option. The date of the assignment of the Put Option is the "Purchase" date.

                  c. No Recognized Claim shall be allowed with respect to Put Option(s) sold or written during the Class Period to cover Put Option(s) previously purchased by a claimant.

                  d. With respect to Put Option(s) sold and then covered during the Class Period, the "Recognized Claim" shall be $0 since the artificial inflation on the date of the sale was the same as the artificial inflation on the date of the cover, meaning that any decline in the value of the option was attributable to something other than the alleged fraud.

                  e. No Recognized Claim shall be allowed with respect to Put Option(s) which were sold and then expired during the Class Period.

         6. Note that $10.34 is the consistent amount of inflation calculated by Plaintiffs' counsel's expert for Pediatrix common stock during the Class Period. Neither $10.34 nor the Recognized Claim amount described herein is the amount you will recover. The Recognized Claim is an amount that is used in determining the pro-rata amount of the Settlement Fund you will recover. YOUR ACTUAL RECOVERY WILL BE LESS THAN YOUR RECOGNIZED CLAIM, AND YOUR ACTUAL RECOVERY WILL BE LESS THAN $10.34 PER SHARE.

         7. In determining Recognized Claims, brokerage commissions and all other transaction costs shall be excluded from the calculation. Transactions resulting in a gain shall not be included. With respect to Class Members who had multiple purchases of Pediatrix common stock, Recognized Claims shall be determined using the first-in-first-out basis, beginning with shares held as of March 30, 1997.

         8. Pediatrix common stock or call options acquired during the Class Period by means of a gift, inheritance or operation of law, are not eligible to share in the Net Settlement

-------------------

5 The Recognized Claim for Put Options is discounted to reflect the fact that part of the sale price received for a Put Option is a time premium which is a wasting asset that is essentially unrelated to the alleged inflation.

Fund based on such acquisition unless the transferor or donor on such a transaction would have been entitled to share in the Net Settlement Fund based on his, her or its acquisition. If the transferor or donor submits a claim relating to his, her or its acquisition of such shares or options, then any claim submitted by the transferee or donee with respect to such shares or options will be rejected.

VI. THE RIGHTS OF CLASS MEMBERS

         The Court has previously certified this Action to proceed as a class action. Class members have the following rights pursuant to Rule 23(c)(2) of the Federal Rules of Civil Procedure:

                  (a) Class members may share in the proceeds of the Settlement, provided that you submit an acceptable Proof of Claim, as outlined in Section VII below.

                  (b) Class members will be represented by the Lead Plaintiffs and their counsel, unless you enter an appearance through counsel of your own choice at your own expense. You are not required to retain your own counsel, but if you do chose to do so, such counsel must file an appearance on your behalf on or before [14 days prior to the Settlement Hearing] _________________, 2002, and must serve copies of such an appearance on the attorneys listed in Section XI of this Notice.

                  (c) Class members may object to the Settlement, the Plan of Allocation or the attorneys' fees and/or expense application. Any Class member may appear in person or by counsel and be heard to the extent allowed by the Court in opposition to the fairness, reasonableness and adequacy of the Settlement, the Plan of Allocation or the application for an award of attorneys' fees and reimbursement of expenses, by following the procedures outlined in
Section IX below.

                  (d) Any Class member wishing to preserve appellate rights with respect to any portion of the Settlement, the Plan of Allocation or application for an award of attorneys' fees and reimbursement of expenses must timely intervene as a party plaintiff pursuant to Rule 24 of the Federal Rules of Civil Procedure to preserve such rights of appeal.

VII. FILING AND PROCESSING OF PROOFS OF CLAIM

         IN ORDER TO BE ELIGIBLE TO RECEIVE ANY DISTRIBUTION FROM THE SETTLEMENT FUND, YOU MUST COMPLETE AND SIGN THE ATTACHED PROOF OF CLAIM AND RELEASE FORM AND SEND IT BY PRE-PAID FIRST CLASS MAIL POST-MARKED ON OR BEFORE _____________, 2002, ADDRESSED AS FOLLOWS:

                              Claims Administrator
                    Pediatrix Medical Group, Inc. Sec. Litig.
                         c/o The Garden City Group, Inc.
                                  P.O. Box 9269
                        Garden City, New York 11530-9269

         IF YOU DO NOT FILE A PROPER PROOF OF CLAIM FORM, YOU WILL NOT BE ENTITLED TO ANY SHARE OF THE SETTLEMENT FUND.

         IF YOU ARE A CLASS MEMBER, YOU WILL BE BOUND BY THE SETTLEMENT AND ORDER AND FINAL JUDGMENT OF THE COURT DISMISSING THIS LITIGATION, EVEN IF YOU DO NOT FILE A PROOF OF CLAIM.

         All Proofs of Claim must be submitted by the date specified by this Notice unless such period is extended by Order of the Court.

         Each Claimant shall be deemed to have submitted to the jurisdiction of the United States District Court for the Southern District of Florida with respect to his, her or its claim.

VIII. EXCLUSION FROM THE SETTLEMENT

         Notice of the pendency of this Action as a class action was given to the members of the Class in June and July, 2001. Class members were notified of their right to exclude themselves by filing a request for exclusion postmarked on or before August 27, 2001. Persons and entities who filed requests for exclusion may not share in this Settlement. Class members may no longer request exclusion at this time.

IX. SETTLEMENT HEARING

         At the Settlement Hearing, the Court will determine whether to finally approve this Settlement and Plan of Allocation and dismiss the Action and the claims of the Class. The Settlement Hearing may be adjourned from time-to-time by the Court without further written notice to the Class.

         At the Settlement Hearing, any Class member who has not properly filed a request for exclusion from the Class may appear in person or by counsel and be heard to the extent allowed by the Court in opposition to the fairness, reasonableness and adequacy of the Settlement, the Plan of Allocation, or the application for an award of attorneys' fees and reimbursement of expenses, provided, however, that in no event shall any person be heard in opposition to the Settlement, Plan of Allocation, and, or counsels' application for an award of attorneys' fees and reimbursement of expenses and in no event shall any paper or brief submitted by any such person be accepted or considered by the Court, unless, on or before [14 days prior to the Settlement Hearing] such person (a) files with the Clerk of Court notice of such person's intention to appear, together with a statement that indicates the basis for such opposition, along with any documentation in support of such objection, and (b) simultaneously serves copies of such notice, statement and documentation, together with copies of any other papers or briefs such person files with the Court, including the identity of any witnesses to be called and any exhibits to be offered in evidence, in person or by mail upon Plaintiffs' Co-Lead Counsel:

         Michael J. Pucillo, Esq.                    John P. Coffey, Esq.
         Wendy H. Zoberman, Esq.                     Rochelle Feder Hansen, Esq.
         Berman DeValerio Pease                      Bernstein Litowitz Berger
           Tabacco Burt & Pucillo                      & Grossmann LLP
         515 N. Flagler Dr., Ste. 1701               1285 Avenue of the Americas
         West Palm Beach, FL 33401                   New York, NY 10019

and upon Defendants' counsel:

         Barry Rodney Davidson, Esq.                 Robert F. Wise, Jr., Esq.
         Hunton & Williams                           Davis Polk & Wardwell
         1111 Brickell Avenue                        450 Lexington Avenue
         Suite 2500                                  New York, NY 10017
         Miami, FL 33131-3136

         Unless otherwise ordered by the Court, any Class Member who does not make his, her or its objection or opposition in the manner provided shall be deemed to have waived such objection.

X. NOTICE TO BANKS, BROKERS OR OTHER NOMINEES

         A. If you purchased Pediatrix common stock or call options or sold Pediatrix put options during the Class Period as a nominee for the benefit of another, or were or are holding certificates of Pediatrix stock in your name as nominee for someone who purchased Pediatrix stock during the Class Period, you are directed within 10 business days from receipt of this Notice to either: (a) provide the names and addresses of such persons to the Claims Administrator, c/o Pediatrix Medical Group, Inc. Sec. Litig., The Garden City Group, Inc., P.O. Box 9269, Garden City, New York 11530-9269, Telephone: 1-888-212-5795, in which case the beneficial owner will be sent a copy of the Notice and Proof of Claim Form; or (b) request additional copies of this Notice, which will be provided to you free of charge, and within seven (7) days of receipt of those copies mail the Notice and Proof of Claim Form to the beneficial owners of the securities referred to herein. You may receive reimbursement for your reasonable and actual out-of-pocket disbursements that would not have been made but for this request upon submission of an itemized statement to the Claims Administrator. If you choose to follow alternative procedure (b), the Court has ordered that you must, upon such mailing, send a statement to the Claims Administrator confirming that the mailing was made as directed.

XI. FURTHER INFORMATION

         A. The pleadings and other records of the Class Action, may be examined and copied at any time during regular office hours at the Office of the Clerk, United States District Court, Southern District of Florida, 299 East Broward Blvd., Ft. Lauderdale, FL 33301.

         B. ALL INQUIRIES CONCERNING THIS NOTICE OR THE PROOF OF CLAIM FORM BY CLASS MEMBERS SHOULD BE MADE TO THE CLAIMS ADMINISTRATOR IN WRITING AT THE ADDRESS LISTED ABOVE OR BY CALLING 1-888-212-5795.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE CLERK OF THE COURT FOR INFORMATION OR ADVICE.

Dated:  ___________, 2002                     Clerk of the Court
                                              United States District Court
                                              Southern District of Florida

                                                                       EXHIBIT 2

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

                          CASE NO. 99-6181-CIV-GONZALEZ

SANDS POINT PARTNERS, L.P.,
et al. on behalf of themselves and
all others similarly situated,

                  Plaintiffs,

vs.

PEDIATRIX MEDICAL GROUP, INC.,
ROGER J. MEDEL, KARL B. WAGNER,
and LAWRENCE M. MULLEN,

                  Defendants.

                                  /
----------------------------------

                           PROOF OF CLAIM AND RELEASE

DEADLINE FOR SUBMISSION:  ___________________, 2002.

INSTRUCTIONS FOR FILING PROOF OF CLAIM

         In order for you to qualify to participate in the distribution described in the Notice of Pro-posed Settlement of Class Action, Settlement Fairness Hearing and Right to Share in Settlement Fund (the "Notice"), you must execute and file a Proof of Claim and Release in the form attached hereto and you must provide the required documentation to substantiate your claim. If you fail to timely file a properly addressed (as set forth in P. 4 below) Proof of Claim and Release, your claim may be rejected and you may be precluded from any recovery from the Net Settlement Fund created in connection with the proposed settlement of this class action.

                             REQUIREMENTS FOR FILING

         Your claim will be considered only upon compliance with all of the following conditions:

1. You must accurately complete all portions of the attached Proof of Claim form.

NOTE: The Proof of Claim contains purchase and sale schedules for Pediatrix Medical Group, Inc.'s common stock, and call options and put options on the stock. You must carefully complete these schedules. Do not omit to state any potentially relevant information regarding your purchases and sales of Pediatrix common stock or call options or put options. This information is necessary to determine your share of any distributions. If you cannot list all transactions in the spaces provided in the Proof of Claim form, or if you believe that you must or should supply additional information with respect to any transaction, attach additional sheets to the Proof of Claim supplying the required information. You must be properly identified on each additional sheet of paper. The date of purchase and sale is the "trade" or "contract" date, and not the "settlement" or "payment" date. The purchase price is the price paid excluding commissions or other expenses. The sales price is price received less commissions or other expenses.

2. You must SIGN the Proof of Claim form.

NOTE: If the securities were or are owned jointly, all joint owners must sign the Proof of Claim. Executors, administrators, guardians, conservators and trustees may complete and sign the Proof of Claim on behalf of persons or entities represented by them, but they must identify such persons or entities and provide proof of their authority (for example, currently effective letters testamentary or letter of administration) to complete and execute the Proof of Claim. Any Proof of Claim submitted by legal representatives of a claimant must be executed by all such representatives.

3. You must attach to the Proof of Claim form legible copies of broker confirmation slips, monthly brokerage statements or other satisfactory proof confirming your opening balance in

Pediatrix common stock and/or call options and/or put options as of March 31, 1997 (the first day of the Class Period) as well as the particulars of each purchase and sale you made of Pediatrix common stock and/or call options and/or put options between March 31,1997 through and including April 2, 1999. IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER OR TAX ADVISOR BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.

4. You must mail the completed and signed Proof of Claim and supporting documents by first-class mail, postage prepaid, postmarked no later than , _____________________, 2002 to:

                              Claims Administrator
               Pediatrix Medical Group, Inc. Securities Litigation
                         c/o The Garden City Group, Inc.
                                  P.O. Box 9269
                        Garden City, New York 11530-9269
                            Telephone: (888) 212-5795

         Your failure to complete and mail the Proof of Claim by that date may preclude you from receiving any share of the available distributions. So that you will have a record of the date of your mailing and its receipt by the Claims Administrator, you are advised to use certified mail, return receipt requested. PLEASE KEEP A COPY OF ALL DOCUMENTS THAT YOU SEND TO THE CLAIMS ADMINISTRATOR.

                               REMINDER CHECKLIST:

1. Please sign the verification and certification section of the Proof of Claim form.

2.       Remember to attach supporting documentation.

3.       Do not send original stock certificates.

4. Keep a copy of your claim form and all supporting documentation for your records.

5. If you desire an acknowledgment of receipt of your claim form, please send it Certified Mail, Return Receipt Requested.

6. If you move, please promptly send the Claims Administrator your new address:

ANY PERSON WHO KNOWINGLY SUBMITS A FALSE PROOF OF CLAIM IS SUBJECT TO PENALTIES FOR PERJURY AND OTHER VIOLATIONS OF FEDERAL LAW

                              Claims Administrator
              Pediatrix Medical Group, Inc. Securities Litigation
                        c/o The Garden City Group, Inc.
                                 P.O. Box 9269
                        Garden City, New York 11530-9269
                           Telephone: (888) 212-5795

MUST BE POSTMARKED NO LATER THAN

________________________________ , 2002

CLASS MEMBER MUST COMPLETE AND TIMELY SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE TO PARTICIPATE IN ANY DISTRIBUTION OF THE NET SETTLEMENT FUND.

                                 PROOF OF CLAIM
                             (Please Print or Type)

I.       IDENTITY OF CLAIMANT

     (Complete only the applicable portions)

      __Individual          __Partnership        __Corporation

      __Estate              __Trust              __Two or more persons as joint
                                                   owners

       __IRA, Keogh or Other Type of Individual Retirement Plan _______Agent or Attorney (indicate type of plan, mailing address, and name of current custodian)

       __Other (Describe on separate sheet).

(Fill in only those of the following that are applicable to you)

A.       Name or Legal Name of Claimant:
                                         ---------------------------------------
         Mailing Address:
                          ------------------------------------------------------
         Telephone No.:   Day                       Evening
                              --------------------         ---------------------

B.       Legal Representative:
                               -------------------------------------------------
         Mailing Address:
                               -------------------------------------------------
         Telephone No.:   Day                       Evening
                              ---------------------         --------------------

(LEGAL REPRESENTATIVE OF CLAIMANTS MUST ATTACH POWER OF ATTORNEY OR THE INSTRUMENT SHOWING AUTHORITY TO ACT AS AGENT.)

         1. By submitting this Proof of Claim, I state that I believe in good faith that I am a Class Member as defined above and in the Notice of Proposed Settlement, Settlement Hearing And Right To Share In Settlement Fund (the "Notice"), or am acting for such person; that I am not a Defendant in the action or anyone excluded from the Class; that I have read and understand the Notice; that I believe that I am entitled to receive a share of the Net Settlement Fund; that I elect to participate in the proposed Settlement described in the Notice; and that I have not filed a request for exclusion.

         2. I have set forth where requested below all relevant information with respect to each purchase and/or sale of Pediatrix Medical Group, Inc. Common Stock and/or Call Options and/or put options on Pediatrix Medical Group, Inc. Common Stock, during the Class Period.

         3. I have enclosed photocopies of the stockbroker's confirmation slips, stockbroker's statements or other documents evidencing each purchase and each sale or retention of Pediatrix Medical Group, Inc. Common Stock and/or Call Options and/or put options on Pediatrix Medical Group, Inc. Common Stock, listed below in support of my claim.

         4. I understand that the information contained in this Proof of Claim is subject to such verification as the Court may direct, and I agree to cooperate in any such verification. I further agree and understand that if the proposed Settlement is approved by the Court and becomes effective, all claims, demands, or causes of action against any or all Defendants, and certain other persons or entities further identified below, which have been or could have been asserted relating to the subject matter of the Action will be satisfied, discharged and extinguished forever.

         5. Upon the occurrence of the Effective Date (as defined in the Notice) my signature hereto will constitute a full and complete release, remise and discharge by me or, if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other per-sons, by it, him, her or them, and by my, its, his, her or their heirs, executors, administrators, successors, and assigns, of each of the "Released Parties" of all "Released and Settled Claims," as defined in the Notice.

II. TRANSACTIONS IN PEDIATRIX COMMON STOCK

SECTION B:     BEGINNING HOLDINGS: Number of shares of Common Stock of
               Pediatrix Medical Group, Inc. owned as of the close of trading on March 30, 1997:

SECTION P:     PURCHASES: of Pediatrix Medical Group, Inc. Common Stock
               between March 31, 1997 and April 2, 1999, inclusive. Except as described in Section V, paragraph ____ of the Notice, persons who received Pediatrix common stock during the Class Period other than by purchase -- e.g. by gift or inheritance -- are not entitled to file claims for those transactions:



  Trade Date(s) of
 Purchase (Exercise                                                             Complete only if purchase was result
 or Assignment Date                                                               of option exercise or assignment.
 if obtained due to                                           Aggregate Cost     ------------------------------------
     an option        Number of Shares     Purchase Price       (excluding         Enter "E" if
 transaction) (List    of Common Stock      Per Share of        commission,      Exercised or "A"    Premium Paid or
  Chronologically)        Purchased         Common Stock      taxes and fees)      if Assigned          Received
 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------


SECTION S:     SALES: of Pediatrix Medical Group, Inc. Common Stock between
               March 31, 1997 and April 2, 1999, inclusive. (Please list in chronological order.)




                                                                                Complete only if purchase was result
                                                                                  of option exercise or assignment.
 Trade Date(s) of                                             Total Proceeds     ------------------------------------
    Sale (List        Number of Shares       Sale Price         (excluding         Enter "E" if
 Chronologically)      of Common Stock      Per Share of        commission,      Exercised or "A"    Premium Paid or
 Month/Day/Year             Sold            Common Stock      taxes and fees)      if Assigned          Received
 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------
                                         $                   $

 ------------------   ----------------     --------------     ---------------    ----------------    ---------------


SECTION U:     UNSOLD: Number of shares of Pediatrix Medical Group, Inc.
               Common Stock owned as of April 2, 1999:

III. TRANSACTIONS IN CALL OPTIONS ON PEDIATRIX COMMON STOCK.

SECTION B:     BEGINNING POSITION: Number of Contracts of Call Options1 for
               Pediatrix Medical Group, Inc. Common Stock owned as of the close of trading on March 30, 1997, in a short or long position:



        Number of Call             Month and Strike Price of     Total Amount Paid for Call
       Option Contracts             Options (i.e., Aug 20)       Option (ONLY if exercised)
       ----------------            -------------------------     --------------------------

       ----------------            -------------------------     --------------------------

       ----------------            -------------------------     --------------------------

       ----------------            -------------------------     --------------------------


-----------------------

1 Each Call Option contract covers 100 shares of Pediatrix Common Stock.

SECTION P:     PURCHASES: of Call Options for Pediatrix Medical Group, Inc.
               Common Stock between March 31, 1997 and April 2, 1999, inclusive.
               (Please list in chronological order.)


                                                            Total Amount Paid
                                                             for Call Option
  Trade Date(s) of       Number of         Month and          (excluding           Enter "E"            Exercised
   Purchase (List       Call Option       Strike Price     commissions, taxes    Exercised or "X"         Date
  Chronologically)       Contracts       (i.e., Aug 20)   and fees, omit cents)     if expired          mm/dd/yy
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $

--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------


SECTION S:     SALES:  of Call Options for Pediatrix Medical Group, Inc. Common
               Stock between March 31, 1997 and April 2, 1999, inclusive.
               (Please list in chronological order.)


                                                            Total Amount Paid
                                                             for Call Option
  Trade Date(s) of       Number of         Month and          (excluding           Enter "E"            Exercised
   Purchase (List       Call Option       Strike Price     commissions, taxes    Exercised or "X"         Date
  Chronologically)       Contracts       (i.e., Aug 20)   and fees, omit cents)     if expired          mm/dd/yy
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $

--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------

SECTION U:     UNSOLD: Number of contracts of Call Options for Pediatrix
               Medical Group, Inc. Common Stock held as of April 2, 1999 in a short or long position:

                                           Month and Strike Price
           Number of Call                        of Options
          Option Contracts                     (i.e., Aug 20)
          ----------------                 ----------------------

          ----------------                 ----------------------

          ----------------                 ----------------------

          ----------------                 ----------------------

IV. TRANSACTIONS IN PUT OPTIONS ON PEDIATRIX'S COMMON STOCK

SECTION B:     BEGINNING HOLDINGS: Number of Contracts of Put Options2 for
               Pediatrix Medical Group, Inc. Common Stock owned as of the close of trading on March 30, 1997, in a short or long position:


       Number of Put               Month and Strike Price of                 Total Amount Paid for
     Option Contracts                Options (i.e., Aug 20)             Put Option (ONLY if exercised)

     ----------------              -------------------------            ------------------------------

     ----------------              -------------------------            ------------------------------

     ----------------              -------------------------            ------------------------------

     ----------------              -------------------------            ------------------------------


SECTION S:     SALES: of Put Options for Pediatrix Medical Group, Inc. Common
               Stock between March 31, 1997 and April 2, 1999, inclusive.
               (Please list in chronological order.)


                                                            Total Amount Paid
                                                             for Call Option
  Trade Date(s) of       Number of         Month and          (excluding           Enter "E"            Exercised
   Purchase (List       Call Option       Strike Price     commissions, taxes    Exercised or "X"         Date
  Chronologically)       Contracts       (i.e., Aug 20)   and fees, omit cents)     if expired          mm/dd/yy
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $

--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------


--------------------

2 Each Call Option contract covers 100 shares of Pediatrix Common Stock.

SECTION P:     PURCHASES: of Put Options for Pediatrix Medical Group, Inc.
               Common Stock between March 31, 1997 and April 2, 1999, inclusive.
               (Please list in chronological order.)


                                                            Total Amount Paid
                                                             for Call Option
  Trade Date(s) of       Number of         Month and          (excluding           Enter "E"            Exercised
   Purchase (List       Call Option       Strike Price     commissions, taxes    Exercised or "X"         Date
  Chronologically)       Contracts       (i.e., Aug 20)   and fees, omit cents)     if expired          mm/dd/yy
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $

--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------
                                                          $
--------------------- ----------------- ----------------- ---------------------- ------------------ ------------------

SECTION U:    UNSOLD: Number of contracts of Put Options for Pediatrix
               Medical Group, Inc. Common Stock held as of April 2, 1999 in a short or long position:

                                           Month and Strike Price
           Number of Put                         of Options
          Option Contracts                     (i.e., Aug 20)
          ----------------                 -----------------------

          ----------------                 -----------------------

          ----------------                 -----------------------

          ----------------                 -----------------------



V. SUBSTITUTE FORM W-9

         Request for Taxpayer Identification Number:

         Enter taxpayer identification number below for the Beneficial Owner(s). For most individuals, this is your Social Security number. The Internal Revenue Service ("I.R.S.") requires such taxpayer identification number. If you fail to provide this information, your claim may be rejected.

                                             Social Security Number
-------------------------------------------
(for individuals) or

                                             Employer Identification Number
-------------------------------------------
(for estates, trusts, corporations, etc.)

VI. CERTIFICATION

         UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE

         I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(c) of the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding, or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the I.R.S. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.


SIGNATURE OF CLAIMANT(S):
(if this claim is being made on behalf of Joint Claimants, then each must sign.)



--------------------------------------    -------------------------------------
             (Signature)                               (Signature)

Date:
       -----------------------------

                                    EXHIBIT 3

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

                          CASE NO. 99-6181-CIV-GONZALEZ

SANDS POINT PARTNERS, L.P., et al., on behalf of themselves and all others similarly situated,


                                    Plaintiffs,


                  -against-


PEDIATRIX MEDICAL GROUP, INC., ROGER J. MEDEL, KARL B. WAGNER and LAWRENCE M. MULLEN


                  Defendants.
                                     /
------------------------------------

                      SUMMARY NOTICE OF PROPOSED SETTLEMENT
                             AND SETTLEMENT HEARING

TO: ALL PERSONS AND ENTITIES ("THE CLASS") WHO PURCHASED COMMON STOCK OR CALL OPTIONS, OR SOLD PUT OPTIONS OF PEDIATRIX MEDICAL GROUP, INC. BETWEEN MARCH 31, 1997 AND APRIL 2, 1999, INCLUSIVE (THE "CLASS PERIOD")


         YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an order of the United States District Court for the Southern District of Florida, dated ________________, 2002, that a hearing will be held on ________________, 2002, at __________, before the Honorable Jose A.
Gonzalez, Jr., at the United States Courthouse, 299 East Broward Blvd., Fort Lauderdale, Florida 33301, for the purpose of determining: (i) whether the proposed settlement of the above Action for the principal amount of Twelve Million Dollars ($12,000,000) cash, plus accrued interest, should be approved by the Court as fair, reasonable and adequate; (ii) whether an Order and Final Judgment approving the Settlement and dismissing this Action on the merits and with prejudice should be entered; and (iii) whether the application of Plaintiffs' counsel for the payment of attorneys' fees and expenses are reasonable and should be approved.

         IF YOU ARE A MEMBER OF THE CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT FUND. If you have not yet received the full printed Notice of Proposed Settlement of Class Action, Settlement Fairness Hearing, and Right to Share in Settlement Fund and a Proof of Claim form, you may obtain copies of these documents by identifying yourself as a member of the Class and writing to:

                              Claims Administrator
               Pediatrix Medical Group, Inc. Securities Litigation
                         c/o The Garden City Group, Inc.
                                  P.O. Box 9269
                        Garden City, New York 11530-9269
                            Telephone: (888) 212-5795

         All inquiries other than requests for the forms of Notice and Proof of Claim, should be made in writing, addressed to Plaintiffs' Co-Lead Counsel:

Michael J. Pucillo, Esq.                           John P. Coffey, Esq.
Wendy H. Zoberman, Esq.                            Rochelle Feder Hansen, Esq.
Berman DeValerio Pease                             Bernstein Litowitz Berger
Tabacco Burt & Pucillo                             & Grossmann LLP
515 N. Flagler Dr., Suite 1701                     1285 Avenue of the Americas
West Palm Beach, FL  33401                         New York, NY 10019
(561) 835-9400                                     (212) 554-1400

         To participate in the Settlement, you must file a Proof of Claim no later than _______________, 2002. IF YOU ARE A CLASS MEMBER AND DO NOT FILE A PROPER, TIMELY PROOF OF CLAIM, YOU WILL NOT SHARE IN THE SETTLEMENT BUT YOU WILL BE BOUND BY THE FINAL ORDER AND JUDGMENT OF THE COURT.

PLEASE DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE CLERK OF THE COURT FOR INFORMATION OR ADVICE.

Dated:  _______________                          BY ORDER OF THE
                                                 United States District Court
                                                 Southern District of Florida

                                    EXHIBIT B

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

                          CASE NO. 99-6181-CIV-GONZALEZ

SANDS POINT PARTNERS, L.P.,
et al. on behalf of themselves and
all others similarly situated,

                  Plaintiffs,

vs.

PEDTATRIX MEDICAL GROUP, INC.,
ROGER J. MEDEL, KARL B. WAGNER,
and LAWRENCE M. MULLEN,

                  Defendants.

                                     /
-------------------------------------

                            ORDER AND FINAL JUDGMENT

         On this _____ day of ________________, 2002, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Stipulation and Agreement of Settlement, dated as of ________________, 2002 (the "Stipulation") are fair, adequate and reasonable for the settlement of all claims asserted by the Class against the Defendants in the Complaint now pending in this Court under the above caption, including the release of the Defendants and the Released Parties and should be approved; (2) whether judgment should be entered dismissing the Complaint on the merits and with prejudice in favor of the Defendants as against all persons or entities who are members of the Class herein who have not requested exclusion therefrom; (3) whether to approve the Plan of Allocation as a fair and reasonable method to allocate the settlement proceeds among the members of the Class; and (4) whether and in what amount to award counsel for Plaintiffs and the Class fees and reimbursement of expenses. On November 6, 2000, this Court, pursuant to Rules 23(a) and (b)(3) certified a class consisting of: All persons who purchased Pediatrix Medical Group, Inc. ("Pediatrix") common stock, purchased Pediatrix call options, or sold Pediatrix put options between March 31, 1997 and April 2, 1999, inclusive (the "Class Period"). Excluded from the Class are Pediatrix, its subsidiaries and affiliates, the Individual Defendants, members of the immediate families of each of the Individual Defendants, and any entities in which any of the Defendants has a controlling interest, and the legal representatives, heirs, successors, affiliates or assigns of any of the foregoing excluded persons and entities. Also excluded from the Class are the persons and/or entities who requested exclusion from the Class as listed on Exhibit A annexed hereto. The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a Notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable, who purchased common stock or call options or sold put options of Pediatrix Medical Group, Inc., during, the Class Period, except those persons or entities excluded from the definition of the Class, and that a Publication Notice of the hearing substantially in the form approved by the Court was published over the BUSINESS WIRE and in INVESTORS BUSINESS DAILY pursuant to the specifications of the Court; and the Court having considered and determined the fairness and reasonableness of the award of attorneys' fees and expenses requested; and all capitalized terms used herein having the meanings as set forth and defined in the Stipulation.

         NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

         1. The Court has jurisdiction over the subject matter of the Action, the Lead Plaintiffs, all other Class Members and the Defendants.

         2. Pursuant to and in accordance with the requirements of Rule 23, the Settlement as set forth in the Stipulation is approved as fair, reasonable and adequate, and in the best interests of the Class, and the Class Members and the parties are directed to consummate the Stipulation in accordance with its terms and provisions.

         3. The distribution of the Notice of Proposed Settlement of Class Action, Settlement Fairness Hearing, and Right to Share in Settlement Fund, and publication of the Summary Notice of Proposed Settlement and Settlement Hearing as provided in the Preliminary Order in Connection with Settlement Proceedings constituted the best notice practicable under the circumstances to all Class Members, and fully met the requirements of Rule 23 of the Federal Rules of Civil Procedure, due process, the United States Constitution, and any other applicable law.

         4. The Complaint is hereby dismissed with prejudice and without costs, except as provided in the Stipulation, as against Pediatrix, the Individual Defendants, their past or present subsidiaries, parents, affiliates, partners, successors and predecessors, officers, directors, shareholders, insurers, reinsurers, agents, employees, attorneys, advisors, and investment advisors, auditors, accountants and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of the Defendants.

         5. Lead Plaintiffs and the other Members of the Class and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, any Released and Settled Claims against any of the Released Parties. The Released and Settled Claims are hereby compromised, settled, released, discharged and dismissed as against the Released Parties on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.

         6. The Defendants, the Released Parties, and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, any Released and Settled Defendants' Claims against any of the Lead Plaintiffs, the Jacksonville Police & Fire Pension Fund, other Class Members or their attorneys. The Released and Settled Defendants' Claims are hereby compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.

         7. Neither the Stipulation, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:

                  a. offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants of the truth of any fact alleged by Plaintiffs or the validity of any claim that has been or could have been or could be asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

                  b. offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Lead Plaintiffs or the other members of the Class as evidence of any infirmity in the claims of Lead Plaintiffs and the other members of the Class;

                  c. offered or received against the Defendants as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to the Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation;

                  d. construed against the Defendants or the Lead Plaintiffs and the other members of the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; and

                  e. construed as or received in evidence as an admission, concession or presumption against Lead Plaintiffs or the other members of the Class or any of them that any of their claims are without merit or that damages recoverable under the Complaint would not have exceeded the Settlement Fund.

         8. The Plan of Allocation is approved as fair and reasonable, and in the best interests of the Class, and Plaintiffs' Co-Lead Counsel and the Claims Administrator are directed to administer the Stipulation in accordance with its terms and provisions.

         9. Counsel for Lead Plaintiffs and the other members of the Class are hereby awarded ___% of the Gross Settlement Fund as and for their attorneys' fees, which sum the Court finds to be fair and reasonable, and $__________ in reimbursement of expenses, which shall be paid to Plaintiffs' Co-Lead Counsel from the Settlement Fund with interest from the date such Settlement Fund was funded to the date of payment at the same rate that the Settlement Amount earns. The award of attorneys' fees shall be allocated among Plaintiffs' Counsel in a fashion which, in the opinion of Plaintiffs' Co-Lead Counsel, fairly compensates Plaintiffs' Counsel for their respective contributions in the prosecution of the Action.

         10. In setting the foregoing counsel fee, as a percentage of the common fund recovery obtained for the Class herein, this Court has considered the following factors set forth in CAMDEN 1 CONDOMINIUM ASSOCIATION, INC. V. DUNKLE, 946 F. 2d 768 (11th Cir. 1991); (1) the novelty and complexity of the federal securities law issues involved; (2) the favorable result obtained for the Class;
(3) the fact that this action was prosecuted on a contingent fee basis; (4) the experience of counsel on both sides; and (5) the fee customarily awarded for such litigation in this District and other courts in this Circuits.

         11. The Court finds that during the course of this Action, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.

         12. Exclusive jurisdiction is hereby retained over the parties and the Class Members for all matters relating to this litigation, including the administration, interpretation, effectuation or enforcement of the Stipulation and this Order and Final Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Class.

         13. An appeal of the portion of this Order which awards attorneys' fees or expenses, shall have no effect whatsoever on the finality of any other portion of this Order and Final Judgment or the Effective Date of the Settlement as provided in the Stipulation. Class Members appealing this Order and Final Judgment or any portion thereof, must first timely intervene pursuant to Federal Rule of Civil Procedure 24.

         14. Without further order of the court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

         15. There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54(b) of the Fed. R. Civ. P.

         DONE AND ORDERED, in Chambers at Miami, Miami-Dade County, Florida, this __ day of _____________, 2002.



                                           -------------------------------------
                                           THE HONORABLE JOSE A. GONZALEZ, JR.
                                           UNITED STATES DISTRICT COURT JUDGE

Copies furnished to all counsel on the attached Service List







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